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                                                                    EXHIBIT 10.3

                  NONCOMPETITION AND CONFIDENTIALITY AGREEMENT

         This NONCOMPETITION AND CONFIDENTIALITY AGREEMENT (this "AGREEMENT") is made by and among PHOENIX FOOTWEAR GROUP, INC., a Delaware corporation ("BUYER"), ROYAL ROBBINS, INC., a California corporation (the "COMPANY"), and Dan J. Costa ("STOCKHOLDER").

                                R E C I T A L S :

         A. This Agreement is entered into in connection with a Stock Purchase Agreement, dated as of October 1, 2003 (the "STOCK PURCHASE AGREEMENT"), by and among Buyer, the Company, Douglas C. Vient, as trustee of the Dan J. and Denise L. Costa 1997 Family Trust, the Kelsie L. Costa Trust and the Daniel S. Costa Trust ("SELLERS") and Stockholder, as the Sellers' agent. The noncompetition provisions of this Agreement shall become effective only upon the Closing as set forth in the Stock Purchase Agreement (the "CLOSING DATE"). Capitalized terms used herein and not defined herein shall have the meanings set forth in the Stock Purchase Agreement.

         B. Stockholder is an officer and director of the Company and a significant beneficial owner of its outstanding capital stock. The parties hereto recognize that Stockholder has unique knowledge and experience regarding the Company's business, and Buyer desires to be assured that confidential information and relationships pertaining to the Company's business and the goodwill of the Company will be preserved and protected and will inure to the benefit of Buyer.

         C. Stockholder acknowledges that the promises and restrictive covenants that Stockholder is providing in this Agreement are reasonable and necessary to the protection of Buyer's business and the Company Business (as defined below) and Buyer's legitimate interests in acquiring the Company pursuant to the Stock Purchase Agreement. Stockholder acknowledges that, in connection with the acquisition of the Company by Buyer, that in addition to the payment being made to Stockholder hereunder, Stockholder is receiving substantial benefits for the consummation of the transactions contemplated in the Stock Purchase Agreement, which benefits, along with the payment being made hereunder, constitute adequate consideration for the covenants in this Agreement.

         D. Stockholder understands and acknowledges that as an inducement for, and a material condition to, the consummation of the transactions contemplated in the Stock Purchase Agreement, Stockholder is entering into this Agreement and agrees and approves to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

         1. CONSIDERATION. In consideration of (a) the purchase all of the outstanding stock of the Company, pursuant to the terms of the Stock Purchase Agreement, (b) the Company's execution and delivery of a Consulting Agreement between the Company and the Stockholder

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and (c) the payment to Stockholder at the Closing of the sum of Two Hundred
Fifty Thousand Dollars ($250,000.00), Stockholder, agrees to observe and abide by his restrictions and undertakings herein.

         2.       NONCOMPETITION.

                  (a) Except as provided below, during the period commencing on the Closing Date and ending on the fifth anniversary thereof (the "RESTRICTIVE PERIOD"), Stockholder shall not, in any county in California, including the following counties: Alameda, Alpine, Amador, Butte, Calaveras, Colusa, Contra Costa, Del Norte, El Dorado, Fresno, Glenn, Humboldt, Imperial, Inyo, Kern, Kings, Lake, Lassen, Los Angeles, Madera, Marin, Mariposa, Mendocino, Merced, Modoc, Mono, Monterey, Napa, Nevada, Orange, Placer, Plumas, Riverside, Sacramento, San Benito, San Bernardino, San Diego, San Francisco, San Joaquin, San Luis Obispo, San Mateo, Santa Barbara, Santa Clara, Santa Cruz, Shasta, Sierra, Siskiyou, Solano, Sonoma, Stanislaus, Sutter, Tehama, Trinity, Tulare, Tuolumne, Ventura, Yolo and Yuba; or in any county, state, country or other jurisdiction in the balance of the United States of America and the dependent territories of the United States of America or in any other country in the world:

                           (i)      directly or indirectly, alone or with
others, engage in any activity competitive with the Company Business;

                           (ii)     be or become an employee, officer, director,
stockholder, owner, corporate affiliate, salesperson, co-owner, partner, trustee, promoter, founder, technician, engineer, analyst, stockholder, agent, representative, supplier, investor or lender, compensated consultant, advisor or manager of or to, or otherwise acquire or hold any interest in or otherwise engage in the providing of services to, any person or entity that engages in a business that is competitive with the Company Business; or

                           (iii)    permit Stockholder's name to be used in
connection with a business that is competitive with the Company Business;

provided, however, that nothing in this Section 1 shall prevent Stockholder from
(A) owning as a passive investment less than 1% of the outstanding shares of the capital stock of a publicly-held corporation if Stockholder is not otherwise associated directly or indirectly with such corporation or any affiliate of such corporation or from owning less than a 1% interest in a venture capital fund,
(B) serving as an employee or consultant to Buyer or owning capital stock of Buyer or its successors in interest.

                  For purposes of this Agreement, (1) "Company Business" means the manufacture, design, promotion, production, marketing, sale, sourcing and distribution of outdoor sportswear, travel clothing and other accessories and the licensing of the Royal Robbins Marks in each case as conducted by the Company as of the date hereof; (2) 5.11, Inc. or its successors or assigns shall not be deemed to compete with the Company Business solely as a result of engaging in the manufacture, design, promotion, production, marketing, sale, sourcing or distribution of clothing, accessories and uniforms for use in the public safety and/or military markets and (3) Invigour8 Ltd. or its successors or assigns shall not be deemed to compete with the Company Business so long as such sourcing is not for third parties who are engaged in competition with the Company

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Business. Notwithstanding the foregoing, the Company may not enforce this
Agreement with respect to Invigour8 for sourcing for a third party who is engaged in competition with the Company Business unless the Company shall first give the Stockholder three (3) business days written notice thereof, and the Stockholder has ceased doing business with such competitor at the end of such three (3) business day period.

                  (b) Stockholder agrees to, and agrees that Buyer, Company and their respective officers, directors, employees, agents and representatives may, inform any person or entity for whom Stockholder performs services (or proposes to perform services) during the Restrictive Period of Stockholder's obligations under Section 1.

                  (c) During the Restrictive Period, without the Buyer's written consent, Stockholder shall not, either in his individual capacity or as an agent for or on behalf of another: (i) hire or offer to hire (as an employee, independent contractor or otherwise) any of Buyer's, or the Company's officers or employees; (ii) entice away or in any other manner persuade or attempt to persuade any of the Company's, or Buyer's officers or employees to discontinue their relationship with the Company or Buyer; (iii) contract, solicit, divert, or attempt to divert from the Company or Buyer any business whatsoever by influencing or attempting to influence any customer of the Company, or Buyer with whom the Company or Buyer has engaged in sales discussions prior to the termination of this Agreement; or (iv) contract, solicit, divert, or attempt to divert from the Company or Buyer any supplier or vendor. Notwithstanding the foregoing, immediately following the first anniversary of the Closing Date,
Section 2(c)(i) shall not apply to any employee of the Company or the Buyer other than those individuals listed on SCHEDULE A annexed hereto. The parties hereby confirm, for the sake of clarity, that Section 2(c)(i) shall not in any event be construed to prevent Stockholder, either in his individual capacity or as an agent for or on behalf of another, from hiring or offering to hire Loren White if THE BUYER OR THE COMPANY TERMINATE his employment with the Buyer or the Company, AND IT IS NOT CONTINUED BY THE OTHER.

                  (d) In the event that the Stockholder violates any of his obligations under this Section 1, the Restrictive Period and any other applicable period shall be extended with respect to such obligations by the period of time equal to that period beginning when the activities constituting such violation commenced and ending when the activities constituting such violation terminated.

         3.       CONFIDENTIAL INFORMATION.

                  (a)      The parties acknowledge and agree that:

                           (i)      The Company's business being purchased by
Buyer includes confidential and proprietary information of Company (the "CONFIDENTIAL INFORMATION"), which Confidential Information shall include, without limitation, any information concerning the businesses and affairs of the Company that is not already generally available to the public (other than as a result of disclosure directly or indirectly by Stockholder or his agents or representatives in violation of this Section 3), provided, however, that Stockholder may disclose such information (A) as compelled by any court decree, subpoena or legal or administrative order or

                                       -3-

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process; (B) as is required by law so long as no other means is readily available; and (C) in connection with the exercise of any right or remedy by Sellers to collect any Additional Consideration due under the Stock Purchase Agreement or in connection with any litigation to which Stockholder is a party. The parties hereto agree that the failure of any Confidential Information to be marked or otherwise labeled as confidential or proprietary information shall not affect its status as Confidential Information.

                           (ii)     The Confidential Information is confidential
and proprietary, and the development and protection of the Confidential Information represents a substantial investment having a great economic and commercial value to Buyer.

                           (iii)    Buyer would be irreparably damaged if any of
the Confidential Information was disclosed to, or used or exploited on behalf of, any person other than Buyer.

                  (b) Stockholder covenants and agrees that he shall not, at any time, during the Restrictive Period, directly or indirectly, use, exploit, or disclose to any person or entity, without the prior written consent of Buyer, any Confidential Information, except as expressly authorized by Buyer and as permitted in Section 3(a) above. Stockholder further covenants and agrees that he shall deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his possession, provided, however, that he may keep one set for the purposes of the disclosures permitted by Section 3(a) above.

                  (c) In the event that Stockholder intends to disclose any Confidential Information as permitted by virtue of Section 3(a) above, he will first notify the Buyer in advance of the request or requirement so that the Buyer may seek an appropriate protective order at its expense.

         4.       MISCELLANEOUS.

                  (a) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service. Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile, five days after mailing if sent by mail, and one day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 2(a):

                  If to Buyer:               Phoenix Footwear Group, Inc.
                                             5759 Fleet Street, Suite 220
                                             Carlsbad, California 92008
                                             Attention: James R. Riedman,
                                             Chairman and CEO
                                             Facsimile No. (760) 602-9684

                  If to Company:             Royal Robbins, Inc.
                                             1524 Princeton Avenue
                                             Modesto, California 95350

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                                             Attention: Dan Costa, CEO
                                             Facsimile No. (209) 522-5511

                  If to Stockholder:         Dan Costa
                                             761 Kearney Avenue
                                             Modesto, California 95350
                                             Facsimile No. (209) 522-5511

                  (b) Termination of Agreement. This Agreement shall terminate (i) if and when the Stock Purchase Agreement is terminated prior to the Closing Date in accordance with its terms or (ii) upon the occurrence of an Acceleration Event thereunder other than as a result of a Change of Control.

                  (c) Amendments. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

                  (d) Successors and Assigns. This Agreement will not be assignable by either Stockholder or Buyer, except that the rights and obligations of Buyer under this Agreement may be assigned to an entity which succeeds to the Company Business.

                  (e) Governing Law. This Agreement will be governed by and interpreted according to the substantive laws of the State of Delaware without regard to such state's conflicts laws.

                  (f) No Waiver. No failure on the part of Buyer or Stockholder to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Buyer or Stockholder in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Neither Buyer nor Stockholder shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  (g) Severability. If any covenant set forth in this Agreement is determined by any court to be unenforceable by reason of its extending for too great a period of time or over too great a geographic area, or by reason of its being too extensive in any other respect, such covenant shall be interpreted to extend only for the longest period of time and over the greatest geographic area, and to otherwise have the broadest application as shall be enforceable. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions contained hereof, which shall continue in full force and effect. Without limiting the foregoing, the covenants contained herein shall be construed as separate covenants, covering their respective subject matters, with respect to each of the separate cities, counties and states of

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the United States, and each other country, and political subdivision thereof, in which Buyer now transacts any business.

                  (h) Counterparts. This Agreement may be executed in counterparts which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

                  (i) Specific Performance; Remedies. Stockholder acknowledges and agrees that Buyer will suffer irreparable harm in the event that Stockholder breaches any of its obligations under this Agreement, and that monetary damages shall be inadequate to compensate Buyer for any such breach. Stockholder agrees that in the event of any breach or threatened breach by Stockholder of any covenant, obligation or other provision contained in this Agreement, Buyer shall be entitled to (in addition to any other remedy that may be available)(a) a decree or order of specific performance to enforce the observance and performance of such covenant, obligation or other provision and
(b) a temporary restraining order, preliminary injunction and an injunction restraining such breach or threatened breach or by any or all of Stockholder's agents, representatives or other persons directly or indirectly acting for, on behalf of, or with Stockholder, in all cases without the necessity of posting bond. The rights and remedies of Buyer hereunder are not exclusive of or limited by any other rights or remedies which Buyer may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Buyer hereunder, and the obligations and liabilities of Stockholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, misappropriation of trade secrets and the like. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought by Buyer against Stockholder, if Buyer is the prevailing party, it shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

                  (j) Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  (k) Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof. This Agreement will be binding upon Stockholder and Stockholder's representatives, executors, administrators, estate, heirs, successors and assigns, and will inure to the benefit of Buyer and its successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

DAN J. COSTA

By: /s/ Dan J. Costa
    -------------------------------------------------
Name: -----------------------------------------------
Title: ----------------------------------------------

PHOENIX FOOTWEAR GROUP, INC.

By: /s/ James Riedman
    ------------------------------------------------
Name: James Riedman
Title: Chairman and CEO

ROYAL ROBBINS, INC.

By:  /s/ Francisco Morales
     ------------------------------------------------
Name: Francisco Morales
Title: President

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                                   SCHEDULE A
                     NAMES OF INDIVIDUALS UNDER SECTION 1(c)

Francisco Morales

Loren White

Shannon Park

Gina Wiley

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